Exhibit 99.1

Inseego Reports Second Quarter 2022 Financial Results
Increasing mix of enterprise revenue drives expansion in gross margin
Next generation 5G hotspot launches with a tier one carrier in North America and Telstra in Q3
Closed $50 million credit facility

SAN DIEGO—August 8, 2022—Inseego Corp. (Nasdaq: INSG) (the “Company”), a leader in 5G edge cloud solutions, today reported its results for the second quarter ended June 30, 2022. The Company reported second quarter net revenue of $61.9 million, GAAP operating loss of $10.0 million, GAAP net loss of $12.4 million, GAAP net loss of $0.12 per share, adjusted EBITDA of negative $1.0 million, and non-GAAP net loss of $0.09 per share. Cash and cash equivalents at quarter end, including restricted cash, was $24.4 million.

“We made great progress deploying 5G fixed wireless access (FWA) for several enterprise customers in Q2. With our key carrier partners now starting to turn their attention to 5G enterprise FWA, and the successful launch of our next-generation of 5G products, we are primed for a strong second half of 2022,” said Ashish Sharma, CEO of Inseego. “As more of our enterprise trials move towards deployment, we are experiencing higher recurring revenue from our software solutions, which was reflected in our gross margin this quarter. Expanding gross margin and prudent management of expenses will enable us to approach cash flow breakeven by the end of the year.”
Business Highlights
–5G revenue up 39% year-over-year
–Consolidated gross margin 29.5%, up from 27.3% in Q1 and 28.0% year-over year.
–Several enterprise customers commencing deployment of 5G FWA solutions
–5G FWA portfolio now C-Band certified with Verizon and AT&T
–Launched industry’s first 5G cloud networking solution for the enterprise, Inseego 5G SD EDGE™
–Pilots with Fortune 500 companies underway
–Launch of Inseego Wavemaker™ 5G indoor CPE FX2000 with Three Sweden in July
–Next generation 5G mobile hotspot launches with a tier one carrier in North America and Telstra in Q3

Corporate Highlights
–Jeffrey Tuder named Chairman of the Board of Inseego
–Entered into a $50.0 million secured revolving credit facility on August 5, of which $4.5 million was drawn at closing
–The facility will mature on December 31, 2024 and will bear interest at the Secured Overnight Financing Rate (SOFR) plus a margin of 3.50% per annum

“The gross margin improvement on both a sequential and year-over-year basis reflects a higher mix of enterprise sales,” said Bob Barbieri, CFO of Inseego. “We remain disciplined with our investments and operating costs. For the balance of the year, we expect our quarterly cash usage to be significantly lower than Q2 as our product mix changes to a more higher margin 5G enterprise FWA business. Additionally, the recently announced $50MM credit facility gives us ample capacity to fuel the growth we see later this year and into 2023.”

Conference Call Information

Inseego will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. A Q&A session with analysts will be held live directly after the prepared remarks. To access the conference call:

•Online, visit https://investor.inseego.com/events-presentations
•Phone-only participants can pre-register by navigating to https://dpregister.com/sreg/10163574/f13398ce70
•Those without internet access or unable to pre-register may dial-in by calling:
◦In the United States, call 1-844-282-4463
◦International parties can access the call at 1-412-317-5613

An audio replay of the conference call will be available beginning one hour after the call through August 22, 2022. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 5587893 followed by the # key. International parties may call 1-412-317-0088. In addition, the Inseego Corp. press release will be accessible from the Company's website before the conference call begins.

About Inseego Corp.

Inseego Corp. (Nasdaq: INSG) is an industry leader in smart device-to-cloud solutions that extend the 5G network edge, enabling broader 5G coverage, multi-gigabit data speeds, low latency and strong security to deliver highly reliable internet access. Our innovative mobile broadband, fixed wireless access (FWA) solutions, and software platform incorporate the most advanced technologies (including 5G, 4G LTE, Wi-Fi 6 and others) into a wide range of products that provide robust connectivity indoors, outdoors and in the harshest industrial environments. Designed and developed in the USA, Inseego products and SaaS solutions build on the company’s patented technologies to provide the highest quality wireless connectivity for service providers, enterprises, and government entities worldwide. www.inseego.com #Putting5GtoWork

©2022. Inseego Corp. All rights reserved. The Inseego name and logo, MiFi, Inseego Wavemaker, and Inseego 5G SD EDGE are registered trademarks and trademarks of Inseego Corp. Other Company, product or service names mentioned herein are the trademarks of their respective owners.

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our future business outlook, the future demand for our products, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management’s current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from our expectations.

Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the future demand for wireless broadband access to data and asset management software and services; (2) the growth of wireless wide-area networking and asset management software and services; (3) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (4) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (5) dependence on third-party manufacturers and key component suppliers worldwide; (6) the impact that new or adjusted tariffs may have on the cost of components or our products, and our ability to sell products internationally; (7) the impact of fluctuations of foreign currency exchange rates; (8) the impact of geopolitical instability and supply chain challenges on our ability to source components and manufacture our products; (9) unexpected liabilities or expenses; (10) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G products at the speed and functionality required by our customers; (11) litigation, regulatory and IP developments related to our products or components of our products; (12) dependence on a small number of customers for a significant portion of the Company’s revenues and accounts receivable; (13) the Company’s ability to raise additional financing when the Company requires capital for operations or to satisfy corporate obligations; (14) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters, and cost containment initiatives, including restructuring activities and the timing of their implementations; (15) the global semiconductor shortage and any related price increases or supply chain disruptions, and (16) the potential impact of COVID-19 on the business.

These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Inseego Corp. has provided financial information in this news release that has not been prepared in accordance with GAAP. Adjusted EBITDA, non-GAAP net loss, non-GAAP net loss per share and non-GAAP operating costs and expenses exclude preferred stock dividends, share-based compensation expense, amortization of intangible assets purchased through acquisitions, amortization of discount and issuance costs related to the Company’s 2025 Notes, fair value adjustments on derivative instruments, a one-time prior period adjustment related to unamortized debt discount and loss on debt extinguishment relating to the Company’s 2022 Notes, and other non-recurring legal expenses. Adjusted EBITDA also excludes interest, taxes, depreciation and amortization (unrelated to acquisitions, the 2025 Notes), foreign exchange gains and losses, and other.

Adjusted EBITDA, non-GAAP net loss, non-GAAP net loss per share and non-GAAP operating costs and expenses are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool and are not intended to be used in isolation or as a substitute for operating expenses, net loss, net loss per share or any other performance measure determined in accordance with GAAP. We present these non-GAAP financial measures because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new incentive award grants issued to both current and new employees, the number of such grants forfeited by former employees, and changes in the Company’s stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP financial measures, management excludes certain non-cash and one-time items in order to facilitate comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s view, related to the Company’s ongoing operating performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and in the allocation of resources.

The Company further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that the use of these non-GAAP financial measures also facilitates a comparison of our underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.
In the future, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.

Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained within this news release with our GAAP financial results.

Inseego Corp.
Media Contact:
Anette Gaven
+1 (619) 993-3058
Anette.Gaven@inseego.com

Investor Relations Contact:
Kevin Liu
(626) 657-0013
Investor.Relations@inseego.com

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net revenues:
IoT & Mobile Solutions	$54,990	$51,836	$109,495	$94,795
Enterprise SaaS Solutions	6,866	13,857	13,745	28,495
Total net revenues	61,856	65,693	123,240	123,290
Cost of net revenues:
IoT & Mobile Solutions	40,694	39,740	83,597	73,178
Enterprise SaaS Solutions	3,270	5,604	6,503	11,288
Total cost of net revenues	43,964	45,344	90,100	84,466
Gross profit	17,892	20,349	33,140	38,824
Operating costs and expenses:
Research and development	13,619	11,773	32,179	26,328
Sales and marketing	7,721	9,821	17,494	20,825
General and administrative	6,142	7,414	14,380	16,058
Amortization of purchased intangible assets	443	664	887	1,130
Impairment of capitalized software	—	1,197	—	1,197
Total operating costs and expenses	27,925	30,869	64,940	65,538
Operating loss	(10,033)	(10,520)	(31,800)	(26,714)
Other (expense) income:
Loss on debt conversion and extinguishment, net	—	—	(450)	(432)
Interest expense, net	(1,664)	(1,678)	(4,587)	(3,523)
Other (expense) income, net	(982)	(617)	(1,387)	1,117
Loss before income taxes	(12,679)	(12,815)	(38,224)	(29,552)
Income tax (benefit) provision	(303)	228	(625)	449
Net loss	(12,376)	(13,043)	(37,599)	(30,001)
Less: Net income attributable to noncontrolling interests	—	—	—	(214)
Net loss attributable to Inseego Corp.	(12,376)	(13,043)	(37,599)	(30,215)
Series E preferred stock dividends	(677)	(886)	(1,338)	(1,753)
Net loss attributable to common stockholders	$(13,053)	$(13,929)	$(38,937)	$(31,968)
Per share data:
Net loss per common share:
Basic and diluted	$(0.12)	$(0.14)	$(0.37)	$(0.31)
Weighted-average shares used in computation of net loss per common share:
Basic and diluted	107,511,660	102,935,213	106,585,684	102,157,146

INSEEGO CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$21,090	$46,474
Restricted cash	3,270	3,338
Accounts receivable, net	22,491	26,781
Inventories	46,977	37,402
Prepaid expenses and other	10,424	13,624
Total current assets	104,252	127,619
Property, plant and equipment, net	6,930	8,102
Rental assets, net	4,613	4,575
Intangible assets, net	46,008	46,995
Goodwill	21,922	20,336
Right-of-use assets, net	6,985	7,839
Other assets	566	377
Total assets	$191,276	$215,843
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$45,640	$48,577
Accrued expenses and other current liabilities	24,298	26,253
Total current liabilities	69,938	74,830
Long-term liabilities:
2025 Notes, net	157,708	157,866
Deferred tax liabilities, net	864	852
Other long-term liabilities	6,456	7,149
Total liabilities	234,966	240,697
Commitments and contingencies
Stockholders’ deficit:
Preferred stock	—	—
Common stock	108	105
Additional paid-in capital	787,283	770,619
Accumulated other comprehensive loss	(5,097)	(8,531)
Accumulated deficit	(825,984)	(787,047)
Total stockholders’ deficit	(43,690)	(24,854)
Total liabilities and stockholders’ deficit	$191,276	$215,843

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(12,376)	$(13,043)	$(37,599)	$(30,001)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,712	6,821	13,955	13,051
Fair value adjustment on derivative instrument	(293)	128	(902)	(1,823)
(Recoveries) provision for bad debts	(1)	165	(15)	266
Impairment of capitalized software	—	1,197	—	1,197
Provision for excess and obsolete inventory	649	669	896	496
Share-based compensation expense	2,287	2,307	13,486	11,405
Amortization of debt discount and debt issuance costs	372	372	2,022	746
Loss on debt conversion and extinguishment, net	—	—	450	432
Deferred income taxes	(285)	(288)	(96)	38
Right-of-use assets	728	371	1,070	883
Other	—	(437)	—	(330)
Changes in assets and liabilities, net of effects of divestiture:
Accounts receivable	(238)	3,815	5,239	6,483
Inventories	(9,793)	4,580	(10,148)	(834)
Prepaid expenses and other assets	399	(40)	3,100	1,158
Accounts payable	4,193	(14,079)	(6,207)	(16,015)
Accrued expenses, income taxes, and other	(8,559)	(4,718)	(1,740)	2,180
Operating lease liabilities	(755)	(825)	(1,109)	(1,362)
Net cash (used in) provided by operating activities	(16,960)	(13,005)	(17,598)	(12,030)
Cash flows from investing activities:
Acquisition of noncontrolling interest	—	—	—	(116)
Purchases of property, plant and equipment	(296)	(1,131)	(1,059)	(2,455)
Proceeds from the sale of property, plant and equipment	—	485	—	506
Additions to capitalized software development costs	(3,095)	(7,392)	(6,222)	(15,369)
Net cash used in investing activities	(3,391)	(8,038)	(7,281)	(17,434)
Cash flows from financing activities:
Net borrowing of bank and overdraft facilities	(85)	35	(139)	295
Principal payments under finance lease obligations	—	(936)	(62)	(2,173)
Proceeds from a public offering, net of issuance costs	—	(59)	—	29,369
Principal payments on financed assets	(224)	—	(1,231)	—
Proceeds from stock option exercises and employee stock purchase plan, net of taxes paid on vested restricted stock units	52	924	115	2,020
Net cash (used in) provided by financing activities	(257)	(36)	(1,317)	29,511
Effect of exchange rates on cash	(213)	1,912	744	321
Net (decrease) increase in cash, cash equivalents and restricted cash	(20,821)	(19,167)	(25,452)	368
Cash, cash equivalents and restricted cash, beginning of period	45,181	59,550	49,812	40,015
Cash, cash equivalents and restricted cash, end of period	$24,360	$40,383	$24,360	$40,383

INSEEGO CORP.
Reconciliation of GAAP Net Loss Attributable to Common Shareholders to Non-GAAP Net Loss
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30, 2022		Six Months Ended June 30, 2022
	Net Loss	Net Loss Per Share	Net Loss	Net Loss Per Share
GAAP net loss attributable to common shareholders	$(13,053)	$(0.12)	$(38,937)	$(0.37)
Adjustments:
Preferred stock dividends(a)	677	0.01	1,338	0.02
Share-based compensation expense	2,287	0.02	13,486	0.12
Purchased intangibles amortization	529	—	1,093	0.01
Debt discount and issuance costs amortization(b)	372	—	2,022	0.02
Fair value adjustment on derivative instrument(c)	(293)	—	(902)	—
Loss on debt conversion and extinguishment, net (d)	—	—	450	—
Other(e)	—	—	(109)	—
Non-GAAP net loss	$(9,481)	$(0.09)	$(21,559)	$(0.20)

(a)     Includes accrued dividends on Series E Preferred Stock.
(b)     Includes the debt discount and issuance costs amortization related to the 2025 Notes.
(c)    Includes the fair value adjustment related to the Company’s interest make-whole derivative instrument.
(d)    Includes the loss on debt conversion and extinguishment of the 2025 Notes.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended June 30, 2022
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense	Purchased intangibles amortization	Non-GAAP
Cost of net revenues	$43,964	$259	$86	$43,619
Operating costs and expenses:
Research and development	13,619	428	—	13,191
Sales and marketing	7,721	554	—	7,167
General and administrative	6,142	1,046	—	5,096
Amortization of purchased intangible assets	443	—	443	—
Total operating costs and expenses	$27,925	$2,028	$443	$25,454
Total		$2,287	$529

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Six Months Ended June 30, 2022
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense	Purchased intangibles amortization	Non-GAAP
Cost of net revenues	$90,100	$1,674	$206	$88,220
Operating costs and expenses:
Research and development	32,179	4,498	—	27,681
Sales and marketing	17,494	2,597	—	14,897
General and administrative	14,380	4,717	—	9,663
Amortization of purchased intangible assets	887	—	887	—
Total operating costs and expenses	$64,940	$11,812	$887	$52,241
Total		$13,486	$1,093

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Net Loss Attributable to Common Shareholders to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022
GAAP net loss attributable to common shareholders	(13,053)	$(38,937)
Preferred stock dividends(a)	677	1,338
Income tax provision	(303)	(625)
Depreciation and amortization	6,712	13,955
Share-based compensation expense	2,287	13,486
Fair value adjustment of derivative(b)	(293)	(902)
Interest expense, net(c)	1,664	4,587
Loss on debt conversion and extinguishment(d)	—	450
Other(e)	1,275	2,334
Adjusted EBITDA	$(1,034)	$(4,314)

(a)    Includes accrued dividends on Series E Preferred Stock.
(b)    Includes the fair value adjustment related to the Company’s interest make-whole derivative instrument.
(c)    Includes the debt discount and issuance costs amortization related to the 2025 Notes.
(d)    Includes the loss on debt conversion and extinguishment of the 2025 Notes.
(e)    Primarily includes a benefit recorded related to non-recurring legal settlements and foreign exchange gains and losses.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Quarterly Net Revenues by Product Grouping
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
IoT & Mobile Solutions	$54,990	$54,505	$66,214	$56,975	$51,836
Enterprise SaaS Solutions	6,866	6,678	6,678	9,242	13,857
Total net revenues	$61,856	$61,183	$72,892	$66,217	$65,693